Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information contact:
Carrie Grapenthin	Paul Longhini
Navigant Corporate Communications	Navigant Investor Relations
312.573.5636	312.583.5836

RANDY ZWIRN, SIEMENS ENERGY EXECUTIVE, JOINS NAVIGANT’S BOARD AS DIRECTOR

CHICAGO – October 23, 2014 – Navigant (NYSE:NCI) announced today the appointment of Randy H. Zwirn to its Board of Directors. Zwirn is Chief Executive Officer of the Energy Service Division of Siemens AG. He also serves as President and CEO of Siemens Energy, Inc.

“Randy has had an illustrious career in the Energy sector and is a highly regarded business builder and leader,” stated Julie Howard, Navigant’s Chairman and Chief Executive Officer. “His global expertise and perspectives will be instrumental in the continued development of our Energy sector growth strategy. I look forward to Randy’s contributions as a Board member to help position the Firm for continued success.”

Prior to his current position, Zwirn was a member of Group Executive Management of the Siemens Power Generation Group. He also served as President of the Power Generation business of Westinghouse Electric Corporation, and has held various positions in general management, operations, projects, marketing and corporate finance at Westinghouse.

Zwirn currently serves on the Board of Directors of SunEdison, Inc., a major developer and seller of photovoltaic energy solutions and a global leader in the development, manufacture and sale of silicon wafers to the semiconductor industry. He previously served on the Advisory Committee for the Export-Import Bank of the United States, the Georgia Tech Advisory Board, the Governor’s Council of the Metro Orlando Economic Development Commission, and the Boards of Directors of AREVA, USA and The University of Central Florida Foundation. He holds a Bachelor of Science Degree from Brooklyn College.

About Navigant

Navigant (NYSE: NCI) is a specialized, global expert services firm dedicated to assisting clients in creating and protecting value in the face of critical business risks and opportunities. Through senior level engagement with clients, Navigant professionals combine technical expertise in Disputes and Investigations, Economics, Financial Advisory and Management Consulting, with business pragmatism in the highly regulated Construction, Energy, Financial Services and Healthcare industries to support clients in addressing their most critical business needs. More information about Navigant can be found at www.navigant.com.

Statements included in this press release which are not historical in nature are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may generally be identified by words such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “plan,” “outlook” and similar expressions. These statements are based upon management’s current expectations and speak only as of the date of this press release. The Company cautions readers that there may be events in the future that the Company is not able to accurately predict or control and the information contained in the forward-looking statements is inherently uncertain and subject to a number of risks that could cause actual results to differ materially from those contained in or implied by the forward-looking statements including, without limitation: the success of the Company’s organizational changes and margin improvement initiatives; risks inherent in international operations, including foreign currency fluctuations; ability to make acquisitions and divestitures; pace, timing and integration of acquisitions and separation of divestitures; operational risks associated with new or expanded service areas, including revenue cycle management; impairment charges; management of professional staff, including dependence on key personnel, recruiting, attrition and the ability to successfully integrate new consultants into the Company’s practices; utilization rates; conflicts of interest; potential loss of clients or large engagements; clients’ financial condition and their ability to make payments to the Company; risks inherent with litigation; higher risk client assignments; professional liability; potential legislative and regulatory changes; continued access to capital; and market and general economic conditions. Further information on these and other potential factors that could affect the Company’s financial results are included under the “Risk Factors” section and elsewhere in the Company’s filings with the Securities and Exchange Commission (SEC), which are available on the SEC’s website or at www.navigant.com/investor_relations. The Company cannot guarantee any future results, levels of activity, performance or achievement and undertakes no obligation to update any of its forward-looking statements.

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